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                                                                    EXHIBIT 3(d)


                      [LETTERHEAD OF STATE OF DELAWARE]




                           CERTIFICATE OF AMENDMENT
                                      OF
                         SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                       GENERAL GROWTH PROPERTIES, INC.



It is hereby certified that:

     1. The name of the Corporation is General Growth Properties, Inc. (the "Corporation").

     2. The amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation effected by this Amendment is as follows:

     By deleting Pargraph A of Article IV thereof as it now exists and inserting in lieu thereof a new Paragraph A of Article IV, reading in its entirety as follows:

                                 "ARTICLE IV


           A.  Classes and Number of Shares.

               The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Two Hundred Fifteen Million (215,000,000) shares, consisting of (i) Five Million (5,000,000) shares of preferred stock, par value $100.00 per share (the "Preferred Stock") and (ii) Two Hundred Ten Million (210,000,000) shares of common stock, par value $0.10 per share (the "Common Stock")."


3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, General Growth Properties, Inc. has caused this Certificate of Amendment to be executed by its duly authorized Secretary this 19th day of May, 1997.


                                            GENERAL GROWTH PROPERTIES, INC.,
                                                a Delaware corporation



                                            By /s/ Marshall E. Eisenberg
                                               --------------------------------
                                               Marshall E. Eisenberg, Secretary